UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Beacon Energy Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333- 147261	20-5754991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

186 North Avenue East Cranford, New Jersey	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 497-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

BEACON ENERGY HOLDINGS, INC.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2008, Laurence Associates Consulting, Inc., a Nevada corporation (“Laurence”), was merged with and into Beacon Energy Holdings, Inc., a Delaware corporation (“Holdings”), for the purpose of changing its state of incorporation to Delaware from Nevada and changing its name, all pursuant to a Certificate of Ownership and Merger dated June 26, 2008 and approved by stockholders on June 26, 2008. Under the terms of the Certificate of Ownership and Merger, each share of Laurence was exchanged for 1.6666666666 shares of Holdings.

Merger

The Merger. On June 30, 2008, Holdings entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Holdings, Beacon Energy Corp., a privately held Delaware corporation (“Beacon”) and Beacon Acquisition Corp., a newly formed, wholly owned Delaware subsidiary of Holdings (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into Beacon, and Beacon, as the surviving corporation, became a wholly owned subsidiary of Holdings.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the closing of the Merger, each share of Beacon’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 37.4133880067 shares of Holdings’ common stock. In the aggregate, 30,000,000 shares of Holdings’ common stock were issued in the Merger to the holders of Beacon’s common stock.

•
Upon the closing of the Merger, Frederick L. Sliva resigned as the sole officer and director of Holdings, and simultaneously with the Merger a new board of directors and new officers were appointed for Holdings. Holdings’ new board of directors consists of the two current members of the board of directors of Beacon: Dylan K. Remley and Carlos E. Aguero. Holdings also appointed the previous officers of Beacon as officers of Holdings.

•
Immediately following the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Holdings transferred all of its pre-Merger assets and liabilities to its wholly owned subsidiary, Laurence Associates Consulting Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a stock purchase agreement, Holdings transferred all of the outstanding capital stock of SplitCo to Frederick L. Sliva, Arthur Lawson and Carol Lawson in exchange for cancellation of an aggregate of 15,566,667 shares of Holdings’ common stock held by such persons (the “Split-Off”), which left 1,100,000 shares of Holdings’ common stock held by persons who were stockholders of Holdings prior to the Merger. These 1,100,000 shares constituted Holdings’ “public float” prior to the Merger that will continue to represent the shares of Holdings’ common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or the effectiveness of a further registration statement under the Securities Act, permits additional sales of issued shares.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following (i) the closing of the Merger and (ii) Holdings’ cancellation of 15,566,667 shares in the Split-Off, there were 31,100,000 shares of Holdings’ common stock issued and outstanding. Approximately 96.5% of such issued and outstanding shares were held by the former stockholders of Beacon.

Neither Holdings nor Beacon had any options or warrants to purchase shares of its capital stock outstanding immediately prior to the closing of the Merger. Holdings has adopted, and its stockholders have approved, an equity incentive plan and reserved 3,000,000 shares of its common stock for issuance as incentive awards to officers, directors, employees and other qualified persons in the future. Holdings has not yet granted any awards under such plan.

The shares of Holdings’ common stock issued to former holders of Beacon’s common stock in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes Resulting from the Merger. Holdings intends to carry on Beacon’s business as its sole line of business. Holdings has relocated its executive offices to 186 North Avenue East, Cranford, New Jersey 07016 and its telephone number is (908) 497-9990.

The Merger and its related transactions were approved by the holders of a requisite number of shares of Beacon’s capital stock pursuant to written consents dated as of June 30, 2008. Under Delaware law, Beacon’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Beacon pay them the judicially determined fair value of their shares. Determination of fair value is based on many relevant factors that a court may consider. At June 30, 2008, no holders of shares of Beacon’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers. Upon closing of the Merger, the then-current sole officer and director of Holdings resigned and was replaced by new officers and directors. Immediately following the closing of the Merger, Holdings’ board of directors was reconstituted to consist of Carlos E. Agüero and Dylan K. Remley. Following the Merger, our officers consisted of the officers of Beacon immediately prior to the Merger.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a reverse acquisition and recapitalization. Beacon is the acquirer for accounting purposes and Holdings is the acquired company. Accordingly, Beacon’s historical financial statements for periods prior to the acquisition become those of the registrant (Holdings) retroactively restated for, and giving effect to, the number of shares received in the Merger. The accumulated deficit of Beacon is carried forward after the acquisition. Operations reported for periods prior to the Merger are those of Beacon. Earnings per share for the periods prior to the Merger are restated to reflect the equivalent number of shares outstanding.

Tax Treatment. The Split-Off will result in taxable income to Holdings in an amount equal to the difference between the fair market value of the assets transferred and Holdings’ tax basis in the assets. Any gain recognized will be subject to federal income tax at regular corporate income tax rates.

Small Reporting Company. Holdings will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

Laurence was incorporated as a Massachusetts corporation on October 10, 2006 and became a Nevada corporation on September 28, 2007. Prior to the Merger, Laurence was an executive search firm that specialized in serving the paper, film, coating, converting and packaging industries. On July 2, 2008, Laurence merged into Holdings for the sole purpose of reincorporating in the State of Delaware. Immediately following the Merger, the existing assets and liabilities of Holdings were disposed of pursuant to the Split-Off.

Beacon was formed in Delaware on September 5, 2006 to produce and market biofuels reduced from waste vegetable oil, fats and agricultural feedstocks.

After the Merger, Holdings succeeded to the business of Beacon as its sole line of business.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to Beacon, and for periods subsequent to the closing of the Merger refer to Holdings and its wholly owned subsidiary.

Overview

We are an early stage company that was formed in the State of Delaware on September 5, 2006 for the purpose of engaging in the production and marketing of biodiesel. Our biodiesel efforts are centered around the utilization and processing of lower grade feedstocks, primarily animal fats such as beef tallow, choice white grease and poultry fat, which lowers our raw material cost and enhances our flexibility to meet historically volatile market conditions.

Since our formation in 2006, we have successfully completed strategic investments in three companies dedicated to the production of biodiesel and one company dedicated to the collection of low cost waste products that may serve as the raw materials for biodiesel. The facilities in which we have invested currently have the capacity to produce more than 15 million gallons of biodiesel per year and we expect such facilities to have the capacity to produce more than 30 million gallons in 2009.

Through the continued development of our investments, the utilization of lower cost feedstocks to manufacture biodiesel, and active exploitation of new investment and acquisition opportunities, we intend to position ourselves as a leading low cost producer of high quality biodiesel.

Biodiesel Industry Overview

Biodiesel is a clean burning, biodegradable, non-toxic and renewable, natural alternative fuel. It may be derived from a variety of sources including vegetable oils, animal fats and recycled cooking oils. Biodiesel is typically blended with petroleum diesel to create a biodiesel blend that is nearly indistinguishable from, and in some respects superior to, 100% petroleum diesel. In addition, 100% biodiesel fuel, or B100, can be used in all compression-ignition (diesel) engines without modifications. The chemical name for biodiesel is “methyl esters”. Biodiesel that is in pure form is typically designated in the marketplace as B100. The “100” indicates that the fuel is 100% biodiesel. According to the United States Environmental Protection Agency, B100 biodiesel emits 78% less carbon dioxide, 67% fewer unburned hydrocarbons, 48% less carbon monoxide and 47% less particulates than petroleum based diesel fuel.

In the United States, the typical consumption of biodiesel has been in blends ranging from a “B5” blend of 5% biodiesel and 95% petroleum diesel to 20% biodiesel and 80% petroleum diesel, or “B20.” Similar blends are also commonly used in Europe.

The biodiesel market has grown significantly over the past several years with most consumption concentrated in federal, state and local governments. According to the National Biodiesel Board, United States biodiesel production was approximately 15 million gallons in 2002 and has grown to an estimated 450 million gallons in 2007. By comparison, the European biodiesel market is more mature than the United States market, having consumed approximately 1 billion gallons of biodiesel in 2005. Currently, biodiesel is utilized in the United States by industrial facilities, commercial vehicle fleets, government fleets, mass transit vehicles and marine applications.

Our Investments

Beacon Energy Texas

In May 2008, through our wholly owned subsidiary Beacon Energy (Texas) Corp. (“Beacon Energy Texas” or “Texas Facility”), we purchased certain of the operating assets of Smithfield BioEnergy LLC, an affiliate of Smithfield Foods, Inc., a publicly traded Virginia corporation (NYSE: SFD), for approximately $10.8 million in cash. The assets acquired principally consist of an operating biodiesel plant located in Cleburne, Texas (approximately 40 miles southwest of the Dallas/Fort Worth metropolitan area of Texas) and related inventory. Under the terms of the purchase agreement, we have a payable of approximately $660,000 that is due on or before July 14, 2008. We have also executed an unconditional guaranty for any indebtedness between our Texas Facility and ConAgra Foods, Inc., a principal feedstock supplier. The Texas Facility was designed and constructed to specialize in the processing of animal fats and other secondary feedstocks.

The Texas facility commenced full-scale operations in May 2007 and currently produces biodiesel at a rate of approximately 700,000 to 800,000 gallons per month for an annualized rate of 8.5 to 9.5 million gallons per year, with the ability to increase its production capacity to approximately 15 million gallons per year. We believe that this capacity may be even further expanded by optimizing shift schedules and maintenance downtime. In addition, there is current space available, on-site, for future plant expansions. Assuming today's biodiesel selling prices and an annualized volume of 9.5 million gallons, this facility could produce revenue in excess of $40,000,000 per year.

Beacon Energy Texas utilizes 100% animal fats to produce its biodiesel and employs a proprietary state-of-the-art fats processing technology. It utilizes a “two-stage” system consisting of a proprietary “front-end” pre-treatment process that allows the plant to process a wide variety of lower grade feedstocks. Traditionally, such lower grade feedstocks, due to their lower quality, have a lower purchase price and allow the plant to lower its raw material costs. On a technical basis, lower quality refers to both a higher free fatty acid content (“FFA”) and a greater level of other contaminants (ranging from sediments, water and solids to elevated sulfur contents). This entire front-end process may be by-passed when higher grade materials, typically food-grade animal fats (or plant oils), are utilized. Feedstocks currently utilized by the plant run the entire range of available animal fats, including tallow, choice white grease, edible lard, technical tallow and poultry fat. Feedtsocks are procured by a dedicated procurement manager.

The second stage of the system (also referred to as the “back-end”) consists of a transesterification process to convert the remaining raw feedstock to biodiesel and glycerin (a by-product of the process). The plant’s second stage also uses a proprietary system to achieve both a continuous flow process and a relatively quick chemical reaction. As stated above, this back-end system may be utilized to not only process higher quality animal fats but also various plant oils (soy, canola, palm etc.) to the extent it is economically feasible to utilize such plant oils.

The plant has also recently installed an anaerobic waste-water treatment facility to handle its wastewater. This system was installed as the result of concerns raised by the local municipal waste-water treatment authority over the facility’s waste-water profile. It is currently anticipated that, when fully operational, the anaerobic digester will address all concerns and issues raised by the local authorities, although there can be no assurances that this will be the case.

Off-take (sales) of both biodiesel and the glycerin by-product are generally conducted on a month-to-month and “spot basis” to a customer base that includes both local and national scale companies. The plant has also shipped biodiesel to the Port of Houston for export to Europe (through the services of a broker). The Texas Facility has a full scale lab and a rigorous quality assurance/quality control program that requires the testing of both the shipments of incoming feedstock as well as the shipments of outgoing fuel. The on-site lab at our Texas Facility has recently completed the field audit portion of the National Biodiesel Board’s BQ-9000 quality control quality control accreditation program and expects to receive the BQ-9000 designation shortly. The BQ-9000 program is a voluntary program developed by the National Biodiesel Board to designate producers that have implemented the highest standards of quality assurance/quality control. To receive accreditation, companies must pass a rigorous third party review and inspection of their quality control processes by an independent auditor to ensures that quality control is fully implemented and that all fuel produced by a facility consistently meets the requirements of ASTM D6751 (the American Society for Testing and Manufacturing’s fuel specification standard for B100 biodiesel).

Terra Bioenergy LLC

In April 2007, we, through our wholly owned subsidiary, AgriFuel Terra Farms, LLC, completed a $3.6 million investment in Terra Bioenergy LLC (“Terra”), a development stage biodiesel production company located in St. Josephs, Missouri. In addition, on February 21, 2008, we made a $600,000 investment in Terra and agreed to guaranty a $250,000 portion of subordinated debt for Terra in exchange for a fee of $10,000 per year plus the allocation of certain tax credits. As a result of these investments, we now own an approximately 35% interest in Terra, with an option to increase our ownership interest to more than 50% under certain, specific circumstances.

Including the monies provided by us, Terra has raised approximately $11.6 million in equity financing and secured approximately $16.7 million in available debt facilities and credit lines, of which approximately $2.2 million has been drawn to date. We anticipate that these credit lines will be fully drawn upon completion of the facility. Included in these debt facilities is a line of credit provided by Bank of America and secured by auction rate securities issued by the Missouri Higher Education Loan Authority (“MOHELA”) and purchased by Terra. The auctions for these bond securities have recently failed and the asset has become illiquid. This line of credit provided by Bank of America provides Terra with the necessary liquidity. It is anticipated that MOHELA will re-finance these issuances and redeem the bonds and Terra will utilize the proceeds of such redemption to pay the principal on the line of credit. There can be no assurance that MOHELA will undertake such refinancing or redemption or that the bonds will ever regain their liquidity.

Terra has commenced construction of a biodiesel production plant that, when completed, will be capable of processing up to 100% animal fats. The plant’s production technology and process will be supplied by Desmet Ballestra, a worldwide leader of biodiesel production technology. Upon completion, Terra’s plant will have an initial production capacity of approximately 15 million gallons per year, with the ability to increase capacity to more than 30 million gallons per year. Development, management and construction of this plant is currently “outsourced” by Terra to Beacon personnel. Beacon also has a representative serving on Terra’s Board of Managers. We currently anticipate that operations at this facility will commence in the first quarter of 2009. The current budgeted cost for this plant is expected to be approximately $23 million, inclusive of a sophisticated “front-end” pre-treatment system. We currently believe that Terra has adequate capital to complete the construction of the plant as budgeted. However, any construction delays or cost overruns may require that Terra secure additional funding.

The Terra plant is located in St. Josephs, Missouri, which is a one hour drive north of Kansas City, Missouri. We believe that this location provides Terra with strategic advantages, including a State of Missouri biodiesel incentive program under which it provides grants of 30 cents per gallon for up to 15 million gallons of biodiesel to producers that are at least fifty-one percent owned by agricultural producers. To be eligible for receipt of this credit, the Terra Facility must be completed and operational by February 28, 2009. Currently, we anticipate the plan will be completed and operating prior to such deadline. However, any delays from weather or other unanticipated events, could jeopardize the plant’s ability to qualify for such credit. In addition, the plant is located less than one mile from a large pork processing plant that produces more than 12 million gallons of choice white grease per annum. As with Beacon Energy Texas, it is currently anticipated that the Terra plant will be designated as a BQ-9000 accredited producer shortly after commencement of production.

United Biofuels, Inc.

In January 2007, we, through our wholly owned subsidiary AgriFuel United Biofuels Inc., completed a $925,000 investment in United Biofuels, Inc. (“United”), the owner and operator of a biodiesel plant located in York, Pennsylvania. This $925,000 investment was comprised of $765,000 in 5% secured convertible notes and $160,000 of 5% senior secured convertible notes. Following completion of our full funding obligation under these convertible notes, these notes will convert into 45% of the fully diluted equity capital of United. In addition, we will have an option to purchase up to an additional 15% of United, giving us up to a 60% interest. In September 2007 and in November 2007, we purchased or issued working capital term notes from United of $50,000 and $200,000, respectively, bearing interest at the rate of 7% per annum and maturing on January 1, 2009. On February 5, 2008, we loaned an additional $225,000 to United, pursuant to the terms of a term note and security agreement, with such note bearing interest at the rate of 7% per annum and maturing on January 1, 2009. This loan is secured specifically by a grant of approximately $250,000 from the State of Pennsylvania that has been awarded to United. United is currently expecting receipt of these grant monies shortly. As a result of the foregoing, we have invested approximately $1.4 million in United to date. United is currently in arrears on both the interest and principal payments on the above described notes. We are actively working with United on several approaches to bringing the required payments current.

United began producing biodiesel in the summer of 2006 and currently produces biodiesel at an annualized rate of approximately 1,000,000 gallons per annum. In November 2007, as a result of the investments described above, United completed an upgrade and expansion of the plant’s production capacity. With such expansion and upgrade, United is now able to produce biodiesel at an annualized rate of more than 2.5 million gallons per annum, utilizing various feedstocks, including a wide range of plant and animal based oils. The plant currently utilizes 100% poultry fat as its base raw material for the production of biodiesel.

At the present time, we are working with United to expand its customer base and to fully utilize its production capacity. United has received notices from the local municipal local municipal waste-water treatment authority over the facility’s waste-water profile. It is actively working with such authorities to address their concerns.

Buffalo Biodiesel, Inc.

In January 2007, we through our wholly owned subsidiary, AgriFuel BBD Holding Co. Inc. purchased a secured convertible note bearing interest at the rate of 10% per annum from Buffalo Biodiesel, Inc. (“BBD”), and in April 2007, we purchased a working capital note of up to $250,000, bearing interest at the rate of 7.75%. Aggregate amounts outstanding under such notes are approximately $290,000. BBD is a Buffalo, New York based company specializing in the collection of used restaurant cooking oil from local restaurants (also known as waste vegetable oil, or WVO), the processing and treatment of such WVO and then the sale of such WVO to the animal feed market and/or the biodiesel production market. BBD is currently in arrears on both the interest and principal payments on the above described notes. We are actively working with BBD on bringing the required payments current and it is currently anticipated that BBD will repay all principal amounts outstanding under such notes in 2008 and that we will exit this investment.

Competitive Strengths

We will continue to opportunistically focus on acquiring additional facilities and, in the future, expanding the production capacity of our existing facilities. In building our plants and making our investments, we have strived to remain feedstock “neutral’ to achieve maximum flexibility and have worked, and will continue to work, to minimize technology risk. The key aspect to this approach is “feedstock neutrality”. This feedstock flexibility provides us with the ability to both: (i) be opportunistic in the procurement of various feedstocks to take advantage of pricing disparities and lower our raw material costs and (ii) be operationally flexible by eliminating the cost and time associated with plant shut downs to reset for differing feedstocks.

Additionally, (i) our management team has a demonstrated ability to raise capital; (ii) our management team has extensive expertise that, when combined with our ability to raise capital will allow us to opportunistically acquire distressed/undervalued assets and; (iii) we have a debt free balance sheet.

We plan to utilize whichever feedstocks are the lowest cost and are available in usable quantities. If necessary, feedstocks will be pre-treated and then will be blended at the commencement of the production process. It is currently anticipated that our primary feedstocks will consist of a variety of rendered animal fats and “off-spec” plant oils. We also anticipate taking advantage of the “next generation” of feedstocks as they are developed and produced in commercially viable quantities, including camenila, jatropha, mustard seed and algae. Feedstock flexibility also provides us with greater operational flexibility since production will not be restricted if there is a shortage or price disadvantage to any particular feedstock Lastly, it is anticipated that the continuous flow nature of the production process will assist in minimizing our plants’ operating costs as measured on a per gallon basis and maximize productivity.

Biodiesel Markets

Our ability to successfully market our biodiesel is heavily dependent upon two key and essential factors: (i) the price of petroleum-based diesel fuel as compared to the price of biodiesel and (ii) the availability of economic incentives to produce and use biodiesel.

Biodiesel is frequently used as fuel in transport trucks, ships, trains, in farming activities and in many government vehicles. Government legislation that seeks to encourage the use of renewable fuels could lead to an expansion of the market for biodiesel in the future. Recently, biodiesel has been identified as a potentially good substitute for diesel fuel in underground mining operations because it burns cleaner and leads to less air pollution, a feature that is very important in confined places such as mines. Further, biodiesel may be safer to handle in a mine setting where fire can be disastrous. Additional markets may become available as a result of growing environmental concerns by American consumers as well as an increased awareness of energy security and the United States’ ability to supply its own fuel needs. However, biodiesel still only accounts for a very small percentage of the diesel fuel market as a whole. The biodiesel industry will need to continue to grow demand in order to sustain the price of biodiesel into the future.

Wholesale Market / Biodiesel Marketers

The wholesale market involves selling biodiesel directly to fuel blenders or through biodiesel marketers. Fuel blenders purchase B100 from biodiesel production plants, mix it with petroleum diesel fuel according to specifications, and then deliver a final product to retailers. There are few wholesale biodiesel marketers in the United States. Three examples are World Energy in Chelsea, Massachusetts; Eco-Energy, Inc. in Franklin, Tennessee; and REG, Inc. in Ames, Iowa. These companies use their existing marketing relationships to market the biodiesel of individual plants to end users for a fee.

Retail Market

The retail market consists of biodiesel distribution primarily through fueling stations to transport trucks and “jobbers,” which buy products from manufacturers and sell them to retailers for the purpose of supplying farmers, maritime customers and home heating oil users. Retail level distributors include oil companies, independent station owners, marinas and railroad operators. The biodiesel retail market is still in its infancy as compared to other types of fuel. The present marketing and transportation network must expand significantly in order for us to effectively market our biodiesel to retail users. Areas requiring expansion include, but are not limited to:

•	additional rail capacity;

•	additional storage facilities for biodiesel;

•	increases in truck fleets capable of transporting biodiesel within localized markets;

•	expansion in refining and blending facilities to handle biodiesel; and

•	growth in service stations equipped to handle biodiesel fuels.

With increased government support of renewable fuels and greater consumer awareness of renewable fuels, we anticipate that the availability of biodiesel for the retail market may increase in the future. However, any increases in biodiesel demand may be more than offset by future increases in biodiesel supply, and significant investments in biodiesel distribution infrastructure must be made. However, substantial investments required for these infrastructure changes and expansions may not be made or they may not occur on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand or prices for biodiesel, impede delivery of biodiesel, impose additional costs on or otherwise negatively affect our proposed results of operations or financial position.

Government/Public Sector

The government has increased its use of biodiesel since the implementation of the Energy Policy Act of 1992, amended in 1998 (the “EPACT”), which authorized federal, state and public agencies to use biodiesel to meet the alternative fuel vehicle requirements of EPACT.

General Demand for Biodiesel

The biodiesel industry is still relatively new and unknown, especially when compared to the ethanol industry. In 2007, the Renewable Fuels Association reported that a record 6.5 billion gallons of ethanol were produced in the United States. However, the biodiesel industry only produced an estimated 450 million gallons of biodiesel in 2007, constituting only a small part of the 60 billion gallon per year United States diesel fuel market and a fraction of the amount of 2007 ethanol production. The National Biodiesel Board estimates that as of January 25, 2008, national biodiesel production capacity totaled approximately 2.24 billion gallons per year. However, some plants are currently closed and many do not currently operate at full capacity. The National Biodiesel Board estimates that production capacity could increase by 1.23 billion gallons if plants currently under construction or engaged in expansion begin production.

Several factors may lead to an increase in biodiesel demand. Biodiesel has received attention from consumers and policymakers in recent years for several reasons. Biodiesel is made from renewable sources and provides environmental benefits over petroleum-based diesel, including reduced emissions of carbon dioxide, carbon monoxide, particulate matter, and sulfur. In addition, a 2007 study by the United States Department of Energy and the United States Department of Agriculture found that biodiesel has a positive energy balance: for every 3.5 units of energy produced, only 1.0 unit of energy is consumed in the production process. Biodiesel mixes easily with diesel fuel at rates between 2% and 100%, and it improves the lubricity of petroleum-based diesel fuel at levels as low as 2%. The increased lubricity reduces the friction of petroleum-based diesel fuel and may result in longer equipment life and protection of fuel injectors. The Environmental Protection Agency (EPA) Ultra Low Sulfur Diesel Mandate seeks to reduce sulfur emissions through regulations that take effect over the next several years. Because low-sulfur diesel and ultra-low-sulfur diesel have lubricity problems, biodiesel may be an attractive alternative to satisfying the requirements of the mandate. However, EPA regulations are subject to change. If the mandate was cancelled or suspended, or if waiver of the mandate requirements were allowed, future biodiesel demand may be less than expected.

We anticipate that the EPA’s Renewable Fuel Standard (the “RFS”) may increase demand for biodiesel, as it sets a minimum usage requirement for biodiesel and other types of biomass-based diesel. However, there can be no assurance that the RFS will increase demand for biodiesel, as it is estimated that current biodiesel production capacity already exceeds the 2012 biodiesel mandate. We also anticipate that the expanded RFS requirements will be satisfied primarily by corn-based ethanol and other types of ethanol, including cellulose-based ethanol.

The Biodiesel Production Process

Biodiesel can be made from renewable sources, such as:

•	vegetable oils;

•	animal fats; and

•	used cooking oils and trap grease.

The choice of feedstock is determined primarily by the price and availability of each feedstock variety and the capabilities of the producer’s biodiesel production technology to process the particular feedstock. Local governmental and environmental considerations may also affect the choice of feedstock. The biodiesel manufacturing process has three distinct steps — the chemical reaction step, the separation step and the polishing step.

Chemical Reaction. In the chemical reaction step, a mix of biodiesel, glycerin and soap is produced from feedstock, alcohol and a catalyst. The collection of equipment that performs this chemical reaction step in producing biodiesel is referred to as the “reactor,” and the process typically requires an extended period of time. Depending on the type of reactor used, the mix of biodiesel, glycerin and soap produced requires differing degrees of further processing to separate the methyl esters comprising the biodiesel from the glycerin and soap, to clean or “polish” both the biodiesel and glycerin, and to recover excess alcohol from both the biodiesel and glycerin. Generally, the more efficient the reactor, the less downstream processing that is required. If the feedstock used is high in free fatty acids, an esterification step is required before the chemical reaction step is needed to form an ester having an acceptable free fatty acid level.

Separation. The methyl esters are separated from the glycerin and soap from the chemical reaction step effluent.

Polishing. The methyl esters are polished to remove impurities, if any. Any excess water, and soap is removed and excess alcohol is recycled into earlier steps in the production process train.

Quality Standards

In the United States, biodiesel quality is measured by ASTM Standard D6751, which specifies the required properties of B100 biodiesel for use as a blend component with petroleum diesel fuel oils. This standard specifies, among other qualities, maximum amounts of free glycerin, total glycerin, water and sediment content, sulfated ash, total sulfur, copper corrosivity, carbon residue, magnesium, calcium, sodium and phosphorous. The standard also specifies minimum flash point and cetane number. Compliance with these standards requires a process that provides for complete transesterification and efficient and thorough separation and purification processes.

ASTM standards are likely to be modified in the near future. Recently, after nearly six years of collaboration, ASTM subcommittees granted approval of a new specification that will cover B6 to B20 blends of biodiesel. A revised biodiesel blend specification was approved by ASTM International's D02 Subcommittee E at the semi-annual ASTM meetings held in December 2007 and is intended to clear the way for greater automaker approval of B20. According to the proposed revised specification, the biodiesel portion of the B6-to-B20 specification must meet the standard for B100 biodiesel prior to blending, and the finished blend must meet the widest of the specifications for either No. 1 or No. 2 diesel. Parameters to measure acid number and stability were also added to the finished blend specification as an additional assurance of the fuel's stability over time. In addition, the proposed revised specifications allow the 90% distillation point to be 5°C higher for the blend.

The subcommittee also made refinements to the current standard for B100 biodiesel, ASTM D6751. Changes to the B100 blend stock specification were needed to address the potential issue of filter clogging above the cloud point with B20 and lower blends. This proposed revision passed Subcommittee E in early December 2007. This revision is important because ASTM members had previously voted in December 2006 that finished blends would not be allowed to pass until this issue was addressed at the B100 level.

Other revised ASTM specifications are likely to increase the use of biodiesel. ASTM International's D02 Subcommittee E at the semi-annual ASTM meetings held in December 2007 adopted revised specifications for diesel fuel (ASTM D975) and for home heating oil (ASTM D396) that would allow the blending of biodiesel into petroleum diesel or home heating oil. The biodiesel portion must meet the ASTM D6751 standard prior to blending and the revised specifications limit the biodiesel content to 5% and lower. Except for permitting the blending of B5 biodiesel, the specifications remain the same as those currently in place with no changes.

All of the revised specifications will now need final approval from the Main Committee at the June 2008 ASTM meeting. Even without the proposed revisions, hundreds of major fleets are using B20 biodiesel, including all branches of the United States military for administrative uses and more than 200 school districts. Biodiesel blends are available to the public at more than 1,250 retail filling stations nationwide.

Pricing

The price of refined ASTM D6751 biodiesel is primarily related to the price of petroleum diesel. As a result, the profitability of biodiesel production is largely determined by the difference between the cost of feedstocks, which are agricultural commodities not correlated to the price of petroleum diesel, and the price for refined ASTM D6751 biodiesel, which typically sells at a premium to petroleum diesel due to governmental mandates and incentives for use of biodiesel, as well as environmental factors and other market drivers.

Feedstocks

Biodiesel production costs are highly dependent on feedstock costs. Typically, the costs of fats, oils or greases used to make biodiesel are approximately 70% to 80% of the finished product cost. To produce biodiesel profitability, a biodiesel refiner must have a process that can efficiently convert low-cost feedstock into high quality B100. Suitable feedstocks for biodiesel production include vegetable oils, animal fats and recycled cooking oils and greases.

Animal Fats. Animal fats used for biodiesel production include both edible and inedible fats, fish oil and other types of rendered fats and lards with higher contaminant levels.

Plant Oils. Plant oils used for biodiesel production include soybean (the most commonly used biodiesel feedstock in the United States), palm, rapeseed or canola (the most commonly used biodiesel feedstock in Europe), cottonseed, groundnut, sunflower, corn, coconut, olive, castor, sesame and linseed oils. Over 95% of biodiesel produced by traditional processes in the United States use soybean oil as the primary feedstock. Soybean oil can be obtained in various grades.

Recycled Cooking Oils and Greases. Recycled cooking oils and greases used for biodiesel production include yellow grease and brown grease with a free fatty acid content of greater than 15%.

Feedstock Costs. The costs of the various feedstocks depend largely on whether the feedstock may be used in the food market. Recent increases in the entire range of commodities, including agricultural commodities has greatly increased prices of various biodiesel feedstocks from historic levels.

To the extent that the cost for biodiesel production exceeds the price of petroleum diesel, government incentives are necessary to maintain a commercially feasible market for the production of biodiesel.

Government Incentives

        In the interest of environmental protection and energy security, federal, state and local governments have enacted a variety of incentives and mandates to promote the production and use of biodiesel. These incentives and mandates generally have three approaches:

•	To lower the effective cost of biodiesel in order to make it more price competitive with petroleum diesel, primarily through tax credits, rebates and deductions;

•
To increase the use of biodiesel through mandates, such as requirements for use of a biodiesel blend for certain government fleets or requiring a certain percentage of sales to consist of a biodiesel blend; and

•
To encourage investments in production and distribution capacity, as well as technology to promote end use of biodiesel, through tax credits, rebates and deductions, grants for construction or purchase of new equipment or government loan guarantees.

Tax Incentives.

The primary federal government incentive intended to lower the effective cost of biodiesel is the Biodiesel Blenders Tax Credit, which is included in the Volumetric Ethanol Excise Tax Credit created under the American Jobs Creation Act of 2006. This incentive is currently set to expire on December 31, 2008. This incentive generally provides for a $0.50 excise tax credit per gallon of recycled feedstock biodiesel blended into petroleum diesel and a $1.00 excise tax credit per gallon of virgin feedstock biodiesel, including biodiesel derived from animal fats blended into petroleum diesel. In December 2007, President Bush gave approval to the Energy Independence and Security Act of 2007 which establishes a renewable fuels standard for biodiesel use in the United States of one billion gallons by 2012 and as of January 2008, the Volumetric Ethanol Excise Tax Credit was extended to January 1, 2011 as part of the recently enacted Food, Conservation, and Energy Act of 2008.

Other Incentive Programs Offered at the Federal and State Levels

Many states are following the federal government’s lead and are offering similar programs and incentives to spur biodiesel production and use. For example, Illinois and Minnesota have mandated the use of B2 in all diesel fuel sold in their respective states subject to certain conditions that include sufficient annual production capacity (defined as at least 8 million gallons). The mandate took effect in Minnesota in September 2005 and in Illinois in July 2006.

Approximately 31 states provide either user or producer incentives for biodiesel. Several provide both types of incentives. Approximately nine states provide incentives to biodiesel producers to build facilities in their states, typically offering tax credits, grants and other financial incentives. Two states provide fuel rebate programs, and two provide revolving funds for fleet biodiesel purchases.

International Biodiesel Developments and Public Policy Initiatives

Various non-European countries have also instituted public policy initiatives to encourage biodiesel production and use, and have done so generally through a combination of fiscal incentives and mandates or voluntary targets, including Argentina, Australia, Brazil, Canada, Indonesia, Malaysia and New Zealand.

The following eight European countries have duty exemptions and, in most cases, mandates to incentivize and require the use of biodiesel: Austria, France, Germany, Italy, the Netherlands, Spain, Sweden and the United Kingdom. These countries account for more than 80% of the EU25’s potential biodiesel market.

Competition

The National Biodiesel Board reports that, as of January, 2008, there were approximately 171 commercial biodiesel refineries in the United States with an annual production capacity of approximately 2.2 billion gallons per year. In addition, the National Biodiesel Board reports that there were 55 commercial biodiesel refineries under construction and 3 existing commercial biodiesel refineries undergoing expansion in the United States. The total additional anticipated annual production capacity of these plants under construction or expansion is approximately 1.1 billion gallons per year.

The biodiesel production market is very dynamic as there are a number of new entrants that may have greater access to capital or low cost feedstock. For example, large international agricultural companies, such as Archer Daniels Midland Corporation, or ADM, and Bunge Limited have begun to build biodiesel refineries to take advantage of their access to agricultural feedstock. ADM is already the largest ethanol producer in the United States and has publicly stated an intention to build biodiesel refineries in the United States to complement its ethanol production and to take advantage of its vertically integrated agricultural supply chain. ADM estimates that, as of August 11, 2007, it had 1.6 million metric tons of biodiesel production capacity worldwide. In addition, major energy companies have expressed an interest in investing in renewable energy projects, including biodiesel. Chevron Corporation, for example, reports that it has spent over $1.5 billion on renewable energy projects since 2000.

While the market for biodiesel may not be constrained by demand given the large volume of consumption of diesel in the United States and worldwide, we may face significant competition for feedstock and capital from these large, vertically integrated competitors, in addition to the other independent entrants into the market and from various other alternative fuels that are being developed and marketed.

Patents and Trademarks

One of our main competitive strength derives from the expertise, know-how, production process and refinery technology utilized by the Texas facility. We intend to continue research and development into improvements in our process and into the use of alternative feedstocks for the production of biodiesel, such as jatropha and algae. We do not expect our research and development expenses to be borne by potential customers as the price of our biodiesel will be determined primarily by commodity prices at the time of sale. We currently do not have any patents or trademarks on our processes.

Property

We sublease approximately 1,000 square feet of office space from our former parent company, Metalico, Inc., pursuant to a sublease for $2,400 per month on a month-to-month basis.

We currently own a 15 million gallons per year capacity biodiesel refinery in Cleburne, Texas, which is situated on approximately 6.8 acres of land and includes a building of approximately 15,000 square feet that houses the production facility and associated offices.

We believe that our current facilities are adequate for our immediate and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities. In the opinion of the management, each of our properties is adequately covered by insurance.

Employees

As of June 30, 2008, we had 31 full-time and no part-time employees. None of our employees is subject to a collective bargaining agreement. Our accounting and treasury services are currently undertaken by employees of Metalico, Inc. pursuant to the terms of a Shared Services Agreement. We also currently utilize several outside contractors to perform additional services. We consider our relationship with our employees to be good.

Legal Proceedings

To our knowledge, except as described below, no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management's Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

Prior to June 30, 2008, we were an executive search firm that specialized in serving the paper, film, coating, converting and packaging industries. On June 30, 2008, we completed a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into a private company, Beacon Energy Corp., with such private company being the surviving company. In connection with this reverse merger, we discontinued our former business and succeeded to the business of Beacon Energy Corp. as our sole line of business. For financial reporting purposes, Beacon Energy Corp., and not us, is considered the accounting acquiror. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of Beacon Energy Corp. and do not include our historical financial results. All costs associated with the reverse merger were expensed as incurred.

Overview

We are an early stage company that was formed in the State of Delaware on September 5, 2006 for the purpose of engaging in the production and marketing of biodiesel. Our biodiesel efforts are centered around the utilization and processing of lower grade feedstocks, primarily animal fats such as beef tallow, choice white grease and poultry fat, which lowers our raw material cost and enhances our flexibility to meet historically volatile market conditions.

Results of Operations

Three Months Ended March 31, 2008 Compared to the Three Months Ended March 31, 2007

Revenues. No revenue was generated during either the three month period ended March 31, 2008 or the three month period ended March 31, 2007, as we were a development stage company at such times and our operations were principally comprised of seeking operating capital and suitable investment opportunities.

Operating Expenses. During the three months ended March 31, 2008, we recorded operating expenses of $397,659, as compared to operating expenses of $166,985 for the three months ended March 31, 2007, representing an increase of $230,674 or 138%. This increase in operating expenses was primarily the result of us writing-off an option to purchase property in 2008, an increase in the number of staff and related payroll expenses and higher legal and consulting fees related to our growing operations.

Interest Income. During the three months ended March 31, 2008, we recorded interest income of $104,729, as compared to interest income of $104,065 for the three months ended March 31, 2007. Interest income for each of these periods was principally derived from money market investments.

Provision for Income Taxes. In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FAB Statement No. 109 (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. We adopted FIN 48 in the first quarter of 2008. Upon adoption, we recognized a tax liability of $13,914 related to certain start-up costs in 2006 that had not been previously capitalized. In contrast, we did not recognize any provisions for income taxes during the three months ended March 31, 2007.

Net Loss. During the three months ended March 31, 2008, we recorded a net loss of $295,302, as compared to a net loss of $62,920 during the three months ended March 31, 2007, representing an increase of $232,382 or 369%. This increase in net loss was principally the result of an increase in operating expenses related to our expansion and the fact that we had yet to commence revenue generating operations.

Year Ended December 31, 2007 Compared to the Period from September 5, 2006 (Inception) to December 31, 2006

Revenues. No revenue was generated during either the year ended December 31, 2007 or the period from September 5, 2006 (inception) to December 31 2006, as we were a development stage company at such times and our operations were principally comprised of seeking operating capital and suitable investment opportunities.

Operating Expenses. During the year ended December 31, 2007 we recorded operating expenses of $1,155,724, as compared to operating expenses of $337,304 for the period from September 5, 2006 (inception) to December 31, 2006, representing an increase of $818,420 or 243%. This increase in operating expenses was primarily attributable to having a full twelve months of operations during 2007 and only approximately four months of operations in 2006. In addition, we experienced an increase in professional fees during 2007 in connection with our evaluation of business opportunities, wrote off an option to purchase property in 2007 and increased our payroll expenses in 2007 by hiring additional employees.

Interest Income. During the year ended December 31, 2007, we recorded interest income of $393,336, as compared to interest income of $59,573 for the period from September 5, 2006 (inception) to December 31, 2006, representing an increase of $333,763 or 560%. This increase was primarily attributable to having a full twelve months of operations during 2007 and only approximately four months of operations in 2006. In addition, during 2007, we successfully completed a number of private placements, leading to a higher weighted average of money invested during such period. Interest income during 2007 and 2006 was principally generated from money market investments.

Net Loss. During the year ended December 31, 2007, we recorded a net loss of $708,209, as compared to a net loss of $277,731 for the period from September 5, 2006 (inception) to December 31, 2006, representing an increase of $430,478 or 155%. This increase in net loss was primarily attributable to having a full twelve months of operations during 2007 and only approximately four months of operations in 2006 together with the factors discussed above.

Liquidity and Capital Resources

We have historically met our liquidity requirements principally through the sale of equity and debt securities to both related parties and institutional investors.

Cash and Cash Equivalents. As of March 31, 2008, we had cash and cash equivalents of $6,269,780, as compared to cash and cash equivalents of $6,345,137 as of March 31, 2007, representing a decrease of $75,357 or 1.2%.

Net Cash Used in Operating Activities. Net cash used in operating activities totaled $226,034 for the three months ended March 31, 2008, as compared to $34,170 for the three months ended March 31, 2007, representing an increase of $191,864 or 561%. This increase was primarily attributable to us experiencing a net loss of $295,302 that was offset by changes in other assets and liabilities of approximately $79,510.

Net Cash Provided By or Used in Investing Activities. Net cash provided by investing activities totaled $613,818 during the three months ended March 31, 2008, as compared to net cash used in investing activities of $2,737,763 during the three months ended March 31, 2007. Cash provided by investing activities during the three months ended March 31, 2008 was comprised of the redemption of $3,350,000 worth of marketable securities held by us, an offset by a $1,500,000 deposit related to our acquisition of the Texas Facility, an investment of $411,182 in BDMR, an investment of $600,000 in Terra and the issuance of a $225,000 note receivable to United. In contrast, cash usage during the three months ended March 31, 2007 was the result of our acquisition of $2,000,000 of marketable securities and the issuance of a $240,000 note receivable to BBD and $496,000 of notes receivable to United. Subsequent to March 31, 2008, we liquidated our investment in BDMR.

Net Cash Provided By Financing Activities. We did not have any cash flows from financing activities during the three months ended March 31, 2008, as compared to $725,000 of cash flows during the three months ended March 31, 2007. This $725,000 of cash flows during the three months ended March 31, 2007 was derived from the issuance of common stock.

Subsequent Financing. During May 2008 and June 2008, we completed a series of private placements of 107,642 shares of common stock that resulted in proceeds to us of $3,875,112. In addition, in May 2008, we sold $1,700,000 of convertible promissory notes.

Critical Accounting Policies and Estimates

Basis for Presentation. The accompanying unaudited financial statements have been prepared in accordance and conformity with accounting principles generally accepted in the United States and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2007. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and their reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation. Our consolidated financial statements include our wholly owned subsidiaries, AgriFuel United Biofuels Inc., AgriFuel BBD Holding Co. Inc. and AgriFuel Terra Farms, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents. For the purpose of reporting cash flows, we consider all highly liquid debt instruments purchased with original maturities of three months or less, and money market accounts to be cash equivalents.

Equipment. Equipment is stated at cost. Depreciation is provided on a straight-line basis over the estimated service lives of the respective classes’ equipment ranging between 3 and 7 years for office furniture, fixtures and equipment.

Accounting for Investments. We own three investments through our wholly-owned subsidiaries. The investments in notes receivable from United and BBD have been accounted for using the cost method and the investment in limited liability company interests in Terra has been accounted for under the equity method of accounting.

Income Taxes. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets have been reduced by a valuation allowance because, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

In March 2008, FASB issued SFAS No. 161, “Disclosures About Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced disclosures related to derivative and hedging activities, and thereby seeks to improve the transparency of financial reporting. Under SFAS 161, entities are required to provide enhanced disclosures relating to a) how and why an entity uses derivative instruments; b) how derivative instruments and related hedge items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133”), and its related interpretations; and c) how derivative instruments and related hedged items affect and entity’s financial positions, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This statement will be effective for us beginning January 1, 2009. We are currently evaluating the potential impact of the adoption of SFAS 161 on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business” Combinations” (SFAS 141R). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for us beginning January 1, 2009. We are currently evaluating the potential impact of the adoption of SFAS on our consolidated financial statements.

In December 2007, the FSAB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also established disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective for us beginning January 1, 2009. We are currently evaluating the potential impact of the adoption of SFAS 160 on our consolidated financial statements.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

We are in an early stage with limited operating history and may never attain profitability.

We have a very limited operating history with respect to the construction and operation of biodiesel refineries, making it difficult for potential investors to evaluate our business. In addition, our business is subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered by new businesses in general, as well as those risks that are specific to the biodiesel industry. These risks are further increased and heightened by the new and developing nature of the overall biodiesel industry. Investors should evaluate an investment in our company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services and technologies. Despite best efforts, we may never overcome these obstacles to achieve financial success.

Unanticipated problems or delays in building biodiesel refineries to the proper specifications may harm our business and viability.

Our current operating cash flow depends on our ability to timely and economically complete and operate our biodiesel refineries. If our biodiesel refining operations are disrupted or the economic integrity of our projects is threatened for unexpected reasons, our business may experience a substantial setback. Prolonged problems may threaten the commercial viability of our refineries. Moreover, the occurrence of significant unforeseen conditions or events in connection with our refineries may require us to reexamine the thoroughness of our due diligence and planning processes. Any change to our business model or management’s evaluation of the viability of these projects may adversely affect our business.

Our construction costs for additional biodiesel refineries may also increase to a level that would make a new facility too expensive to complete or unprofitable to operate. Contractors, engineering firms, construction firms and equipment suppliers also receive requests and orders from other companies and, therefore, we may not be able to secure their services or products on a timely basis or on acceptable financial terms. We may suffer significant delays or cost overruns as a result of a variety of factors, such as increases in the prices of raw materials, shortages of workers or materials, transportation constraints, adverse weather, equipment failures, fires, damage to or destruction of property and equipment, environmental damage, unforeseen difficulties or labor issues, any of which could prevent us from commencing operations at our facilities currently under development.

Our results of operations, financial condition and business outlook are highly dependent on commodity prices, which are subject to significant volatility and uncertainty, and the availability of supplies.

Our results are substantially dependent on many different commodity prices, especially prices for biodiesel, petroleum diesel, feedstock and materials used in the construction of our refineries. As a result of the volatility of the prices for these items, our results may fluctuate substantially and we may experience periods of declining prices for our products and increasing costs for our raw materials, which could result in operating losses.

Biodiesel is a commodity whose price is determined based on the price of petroleum diesel, world demand, supply and other factors, all of which are beyond our control. World prices for biodiesel have fluctuated widely in recent years. We expect that prices will continue to fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return on our investment in biodiesel refineries and on our general financial condition. Price fluctuations for biodiesel may also affect the investment market, and our ability to raise investor capital. Although market prices for biodiesel rose to near-record levels during 2005 and have gone up since then, there is no assurance that these prices will remain at high levels. Future decreases in the prices of biodiesel or petroleum diesel may have a material adverse effect on our financial condition and future results of operations.

The price of feedstock is influenced by market demand, weather conditions, animal processing and rendering plant decisions, factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the price of feedstock is difficult to predict. The prices for most commonly available biodiesel feedstocks are at or near record high levels and are not expected to abate in the near future. Any event that tends to negatively affect the supply of feedstock, such as increased demand, adverse weather or crop disease, could increase feedstock prices and potentially harm our business. In addition, we may also have difficulty, from time to time, in physically sourcing feedstock on economical terms due to supply shortages or quality control issues of feedstock providers. Such a shortage or quality control issues could require us to suspend operations until feedstock of acceptable quality is available at economical terms, which would have a material adverse effect on our business, results of operations and financial position. The price we pay for feedstock at a facility could increase if an additional multi-feedstock biodiesel production facility is built in the same general vicinity or if alternative uses are found for lower cost feedstocks.

Changes in the price and availability of our feedstock may hinder our ability to generate revenues and may result in plant shutdowns.

Because there is little or no correlation between the price of feedstock and the price of biodiesel, we cannot pass along increased feedstock prices to our biodiesel customers. As a result, increased feedstock prices may result in decreased profits and we may even be forced to shut down our plants, either temporarily or permanently. If we continue to experience a sustained period of high feedstock prices, such pricing may reduce our ability to generate revenues and our profit margins will decrease, and these decreases may be significant.

We may be unable to obtain the additional capital required to implement our business plan.

We may require additional capital to support even minimal ongoing operations. Should we not be able to raise capital as required, we may need to cease operations entirely. Any additional financing may involve dilution to our then-existing stockholders.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the biodiesel industry, the fact that we are a new enterprise without a proven operating history, the location of our biodiesel refineries in the United States, instead of Europe or other regions where biodiesel is more widely accepted, and the price of biodiesel and oil on the commodities market. Furthermore, if petroleum or biodiesel prices on the commodities markets decrease, then our revenues will likely decrease and decreased revenues may increase our requirements for capital. Some of the contractual arrangements governing our operations may require us to maintain minimum capital, and we may lose our contract rights if we do not have the required minimum capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

Strategic relationships on which we may rely are subject to change.

Our ability to identify and enter into commercial arrangements with feedstock suppliers, construction contractors, equipment fabricators, transportation, logistics and marketing services providers and biodiesel customers will depend on developing and maintaining close working relationships with industry participants. Our success in this area will also depend on our ability to select and evaluate suitable projects as well as to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will use the business relationships of management in order to form strategic relationships. These relationships may take the form of joint ventures with other private parties or local government bodies, contractual arrangements with other companies, including those that supply feedstock that we will use in our business, or minority investments from third parties. There can be no assurances that we will be able to establish these strategic relationships, or, if established, that the relationships will be maintained, particularly if members of our management leave our company. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to incur or undertake in order to fulfill our obligations to these partners or maintain these relationships. If we do not successfully establish or maintain strategic relationships, our business may be negatively affected.

Our business may suffer if we are unable to attract or retain talented personnel.

 As of June 12, 2008, we had approximately 35 full-time equivalent employees. Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of our management, as well as other personnel. We have a relatively small but very effective management team, and the loss of a key individual or inability to attract suitably qualified replacements or additional staff could adversely affect our business. We may also experience difficulties in certain jurisdictions in our efforts to obtain and/or retain suitably qualified staff willing to work in such jurisdictions. Our success depends on the ability of management and employees to interpret market and technical data correctly, as well as to respond to economic, market and other conditions. No assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected.

We may be unable to locate suitable properties and obtain the development rights needed to build and expand our business.

Our long-term business plan focuses on acquiring, building and operating biodiesel refineries for our own account. Our ability to acquire quality facilities and/or properties in the future is uncertain and we may be required to delay construction of the facilities currently under construction, which may create unanticipated costs and delays. In the event that we are not successful in identifying and consummating future acquisitions or in obtaining development rights on suitable properties for building and operating biodiesel refineries, our future prospects for profitability will likely be substantially limited, and our financial condition and resulting operations may be adversely affected.

Biodiesel may not be accepted as a standard fuel by the broader diesel market.

Our long-term business plan assumes that biodiesel will become readily accepted as a standard, significant blending agent for all diesel applications. This will in turn drive demand for our product. However, biodiesel’s chemical properties differ from conventional petroleum diesel fuel. These differentiations include higher “cold flow” properties, diminished energy content on a per gallon basis and more expensive storage requirements. In addition, to date, the biodiesel industry has suffered from the introduction of substantial amounts of low quality, inferior biodiesel. Some or all of these issues could significantly temper demand from the broader diesel market and result in a significantly reduced market for our product.

The production, sale and distribution of biodiesel is dependent on sufficient and necessary infrastructure which may not occur on a timely basis, if at all, and our operations could be adversely affected by infrastructure disruptions.

Substantial development of infrastructure will be required by persons and entities outside our control for our operations, and the biodiesel industry generally, to grow. Areas requiring expansion include, but are not limited to:

•	adequate rail capacity, including sufficient numbers of dedicated tanker cars;

•	adequate barge capacity, including dedicated barges of sufficient size;

•	sufficient storage facilities for feedstock and biodiesel;

•	increases in truck fleets capable of transporting biodiesel within localized markets; and

•	expansion of refining and blending facilities to handle biodiesel.

Substantial investments required for these infrastructure changes and expansions may not be made or they may not be made on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand or prices for our products, impede our delivery of products, impose additional costs on us or otherwise have a material adverse effect on our results of operations or financial condition.

The United States biodiesel industry is highly dependent upon a myriad of federal and state legislation and regulation and any changes in legislation or regulation could materially and adversely affect our results of operations and financial position.

The production of biodiesel is made significantly more competitive by federal and state tax incentives. The federal excise tax incentive program for biodiesel was originally enacted as part of the American Jobs Creation Act of 2004, but is scheduled to expire on December 31, 2008. This program provides fuel blenders, generally distributors, with a one-cent tax credit for each percentage point of vegetable oil derived biodiesel blended with petroleum diesel. For example, distributors that blend soybean-derived biodiesel with petroleum diesel into a B20 blend would receive a twenty cent per gallon excise tax credit. The program also provides blenders of recycled oils, such as yellow grease from restaurants, with a one-half cent tax credit for each percentage point of recycled oil derived biodiesel blended with petroleum diesel. For example, distributors that blend recycled oil derived biodiesel with petroleum diesel into a B20 blend would receive a ten cent per gallon excise tax credit.

In addition, approximately thirty-one states provide mandates, programs and other incentives to increase biodiesel production and use, such as mandates for fleet use or for overall use within the state, tax credits, financial grants, tax deductions, financial assistance, tax exemptions and fuel rebate programs. These incentives are meant to lower the cost of biodiesel in comparison to petroleum diesel. The elimination or significant reduction in the federal excise tax incentive program or state incentive programs benefiting biodiesel may have a material and adverse effect on our results of operations and financial condition.

In particular, the State of Missouri, where the Terra project is located is offering a tax credit of $0.30 per gallon on the first 15 million gallons of production per year, for 5 years. Qualification for the credit is dependant upon the Terra Facility being completed and operational no later than February 28, 2009. Failure to meet this deadline will disqualify Terra from receipt of the credit and may have a material and adverse effect on our results of operations and financial condition.

Competition may impair our success.

We face competition from other producers of biodiesel with respect to the procurement of feedstock, obtaining suitable properties for the construction of biodiesel plants and selling biodiesel and related products. Such competition could be intense, driving up the cost of feedstock and driving down the price for our products. Competition will likely increase as the price of energy, and in particular oil, rises. Additionally, new companies are constantly entering the market, increasing the competition.

Larger foreign-owned and domestic companies who have been engaged in this business for substantially longer periods of time, such as vertically integrated oil, agricultural and food supply companies, including Conoco-Phillips, Chevron, Tyson, Purdue, ADM, Cargill and Bunge, and independent companies such as Imperium Renewables, Inc. and Green Earth Fuels, LLC all have access to greater resources. The same is true for more established companies who decide to enter into our industry. These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their own refining and fuel marketing operations, and may have greater access to feedstocks, market presence, economies of scale, financial resources and engineering, technical and marketing capabilities, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect our results of operation and financial condition and could also have a negative impact on our ability to obtain additional capital from investors.

Our business is subject to local legal, political, and economic factors which are beyond our control.

We believe that the current political environment for construction of biodiesel plants is sufficiently supportive to enable us to plan and implement our operations. However, there are risks that conditions will change in an adverse manner. These risks include, but are not limited to, laws or policies affecting mandates or incentives to promote the use of biodiesel, environmental issues, land use, air emissions, water use, zoning, workplace safety, restrictions imposed on the biodiesel fuel industry such as restrictions on production, substantial changes in product quality standards, restrictions on feedstock supply, price controls, and import and/or export controls. Any changes in biodiesel fuel, financial incentives, investment regulations, policies or a shift in political attitudes are beyond our control and may adversely affect our business and future financial results.

Environmental risks and regulations may adversely affect our business.

All phases of designing, constructing and operating biodiesel refineries present environmental risks and hazards. We are subject to environmental regulation implemented or imposed by a variety of federal, state and municipal laws and regulations as well as international conventions. Among other things, environmental legislation provides for restrictions and prohibitions on spills and discharges (particularly with respect to plant wastewater discharge), as well as emissions of various substances produced in association with biodiesel fuel operations. Legislation also requires that facility sites be operated, maintained, abandoned and reclaimed in such a way that would satisfy applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability, as well as potentially increased capital expenditures and operating costs.

The presence or discharge of pollutants in or into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such presence or discharge. If we are unable to remediate such conditions economically or obtain reimbursement or indemnification from third parties, our financial condition and results of operations could be adversely affected.

In addition, environmental regulatory standards for emissions into the air or water may adversely affect the market for biodiesel. For example, in 2005, the Texas Commission on Environmental Quality issued a rule for its Texas Low Emission Diesel program, which mandated reformulated diesel fuels that are less polluting. While biodiesel is generally believed to reduce emissions of hydrocarbons, sulfur, carbon monoxide and particulate pollutants, its effect on the emissions of nitrogen oxide in comparison to petroleum diesel are not, at this time, clearly established. In 2005, the Texas Commission on Environmental Quality stated that biodiesel did not comply with the Texas Low Emission Diesel program, but suspended the implementation of its statement while it reviewed technical data related to nitrogen oxide emissions from biodiesel as compared to petroleum diesel. On December 21, 2007, the Texas Commission on Environmental Quality approved the use of a B5 biodiesel blend as compliant with the program. The Texas Commission on Environmental Quality has not approved B20 or B100 blends and, as a result, market demand for biodiesel in the State of Texas may be significantly reduced. We cannot give assurance that the application of environmental laws to our business will not cause us to limit our production, to significantly increase the costs of our operations and activities, to reduce the market for our products or to otherwise adversely affect our financial condition, results of operations or prospects.

Recent public criticism of biofuels may impair our business.

In recent months, biofuels, of which biodiesel is a sub-category have come under criticism from a wide variety of groups. Criticism in particular has focused on escalating food costs (reflected in record high agricultural commodity prices) and the contribution that biofuels, particularly those that utilize agricultural foods in their production process, have made to soaring food costs. Criticism has also been leveled at the alleged clearing of forests for the planting of biofuel crops, and the questioning of whether biofuels, overall, really offer an environmental advantage over petroleum based fuels. This criticism could impact the future acceptance of biofuels as an alternative to petroleum fuels, the political desire, both locally and nationally, to continue further support for biofuels and ultimately the overall expansion of the industry.

Lack of diversification may increase our risk.

Larger companies have the ability to manage their risk through diversification. However, we lack diversification, in terms of both the nature and geographic scope of our business. As a result, we could potentially be impacted more by factors affecting the biodiesel industry or the regions in which we operate than we would if our business were more diversified.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, require us to forfeit property rights and may affect the value of our assets or our ability to conduct our business. We may also be required to take corrective actions, including, but not limited to, installing additional equipment, which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. These could result in a material adverse effect on our prospects, business, financial condition and our results of operation.

Our business will suffer if we cannot obtain or maintain necessary permits or licenses.

Our operations require licenses, permits and in some cases renewals of these licenses and permits from various governmental authorities. Our ability to obtain, sustain, or renew such licenses and permits on acceptable, commercially viable terms are subject to change, as, among other things, the regulations and policies of applicable governmental authorities may change. Our inability to obtain or extend a license or a loss of any of these licenses or permits may have a material adverse effect on our operations and financial condition.

Technological advances could cause our plants to become uncompetitive or obsolete.

It is possible that technological advances in the processes and procedures for processing biodiesel could make the processes and procedures that we utilize at our plants less efficient or obsolete. Our plants are single-purpose facilities and have no use other than the production of biodiesel and associated products. Much of the cost of the plant is attributable to the cost of production technology which may be impractical or impossible to update. If we are unable to adopt or incorporate technological advances, our biodiesel production methods could be less efficient than those of our competitors. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our biodiesel production remains competitive. Alternatively, we may be required to seek third-party licenses, which may be unavailable and/or could result in significant expenditures. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income.

Cold weather may cause biodiesel to gel, which could have an adverse impact on our ability to successfully market our biodiesel.

The pour point for a fuel is the temperature at which the flow of the fuel stops. A lower pour point means the fuel is more flowable in cold weather. Generally, biodiesel that is used in blends of 2% to 20% is expected to provide an acceptable pour point for colder markets comparable to the No. 2 petroleum diesel pour point. In colder temperatures, lower blends are recommended to avoid fuel system plugging. This may cause the demand for our biodiesel in northern markets to diminish during the colder months. The tendency of biodiesel to gel in colder weather may also result in long-term storage problems. At low temperatures, fuel may need to be stored in a heated building or heated storage tanks. This may result in a decrease in demand for our product in colder climates due to increased storage costs.

If demand for biodiesel fails to grow at the same rate as planned supply, the excess production capacity will adversely impact our financial condition.

Based upon estimates by the National Biodiesel Board, the estimated annual production capacity of plants currently under construction far exceeds the current estimated annual consumption of biodiesel. In a study prepared for the National Biodiesel Board, LECG, LLC predicts that the national demand for biodiesel fuel will increase to only 650 million gallons by 2015, far below the expected production capacity. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result and drive biodiesel prices lower.

As more plants are developed and go into production, there may not be an adequate supply of feedstock to supply the demands of the industry, which could threaten the viability of our plant.

The number of biodiesel manufacturing plants either in production or in the planning or construction phase continues to increase at a rapid pace. As more plants are developed and go into production there may not be an adequate supply of feedstock to supply the demand of the biodiesel industry. If we experience a sustained period of high feedstock prices, our ability to generate revenues and our profit margins may significantly decrease or be eliminated.

Competition from other sources of fuel may decrease the demand for our biodiesel.

Although the price of diesel fuel has increased over the last several years and continues to rise, diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, numerous other domestic fuels are currently under development and may prove to be more cost-efficient and displace biodiesel as an environmentally-friendly alternative. If diesel prices do not continue to increase or if a new fuel is developed to compete with biodiesel, it may be difficult to market our biodiesel, which could result in decreased revenues.

Competition from other diesel fuel lubricity additives may be a less expensive alternative to our biodiesel, which would cause us to lose market share and adversely affect our ability to generate revenues.

The EPA has issued regulations to reduce the amount of sulfur in diesel fuel in order to improve air quality. The removal of sulfur from diesel fuel reduces its lubricity which must be corrected with fuel additives, such as biodiesel which has inherent lubricating properties. Our biodiesel plant is expected to compete with producers of other diesel additives having similar lubricity values as biodiesel, such as petroleum-based lubricity additives. Many major oil companies produce these petroleum-based lubricity additives and strongly favor their use because they may be used in lower concentrations than biodiesel. In addition, much of the infrastructure in place is for petroleum-based additives. As a result, petroleum-based additives may be more cost-effective than biodiesel. Therefore, it may be difficult to market our biodiesel as a lubricity additive, which could adversely affect our ability to generate revenues.

Risks Relating to Our Organization and Our Common Stock

As of the Merger, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing its ability to grow.

As a result of the Merger, we became a consolidated subsidiary of a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if our remained privately held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a reverse merger with the Company, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with we becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. As soon as is practicable, we anticipate applying for listing of our common stock on either the American Stock Exchange, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the effectiveness of a registration statement or upon expiration of statutory holding periods, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

You should consider the United States federal income tax consequences of owning our securities.

There are risks associated with the United States federal income tax consequences of owning our common stock. Because the tax consequences of owning our common stock are complex and certain tax consequences may differ depending on the holder's particular tax circumstances, each potential investor should consult with and rely on its own tax advisor about the tax consequences. In addition, there can be no assurance that the United States federal income tax treatment currently applicable to owning our common stock will not be modified by legislative, administrative, or judicial action that may have a retroactive effect. No representation or warranty of any kind is made with respect to the acceptance by the Internal Revenue Service or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of June 30, 2008 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger and the consummation of the Split-Off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: 186 North Avenue East, Cranford, New Jersey 07016.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)

5% Owners:

Metalico, Inc. (3)	11,373,670	36.57%

Argentum Capital Partners, L.P. (4) Argentum Capital Partners II, L.P. c/o The Argentum Group 60 Madison Avenue, 7th Floor New York, New York 10010	2,078,538	6.68%

Heller Capital Partners, LLC, Heller Capital Investments, LLC Ron Heller Family Foundation, Ronald I. Heller IRA 700 E. Palisade Avenue Englewood Cliffs, NJ 07632 (5)	2,848,094	9.16%

Walter Barandiaran (6)	2,078,538	6.68%

Charles Hallinan (7)	1,795,843	5.77%

Executive Officers and Directors:

Carlos E. Agüero (3)	3,014,696	9.69%

Dylan K. Remley	299,307	0.96%

All executive officers and directors as a group (3 persons)	3,314,003	10.66%
________________

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.

(2)	Based on 31,100,000 shares of our common stock outstanding immediately following the Merger and the cancellation of 15,566,667 shares of our common stock in the Split-Off.

(3)
Carlos Agüero is the Chairman, Chief Executive Officer, President and a signifcant shareholder of Metalico, Inc. Mr. Agüero’s shares have not been aggregated with Metalico, Inc.’s shares as Mr. Agüero does not have dispositive control over Metalico, Inc.'s shares.

(4)
The Argentum Group is a common ultimate controlling party of the two named funds, which hold the Company’s stock directly as follows: Argentum Capital Partners II, L.P. (1,558,904 shares) and Argentum Capital Partners, L.P. (519,634 shares).

(5)
Ron Heller is a common ultimate controlling party of the four named entities, which hold the Company’s stock directly as follows: Heller Capital Partners, LLC (778,198 shares), Heller Capital Investments, LLC (779,470 shares), Ron Heller Family Foundation (259,799 shares) and Ronald I. Heller IRA (1,030,627 shares).

(6)
Includes (i) 519,634 shares of common stock held by Argentum Capital Partners, L.P. and (ii) 1,558,904 shares of common stock held by Argentum Capital Partners II, L.P., with respect to each of which Walter Barandiaran is a control person. It is currently anticipated that Mr. Barandiaran will be joining our board of directors as Argentum’s designated nominee.

(7)	Includes (i) 1,676,120 shares of common stock held by Charles Hallinan and (ii) 199,723 shares of common stock held by Rhea Hallinan, Mr. Hallinan’s wife.

Executive Officers and Directors

The following persons became our executive officers and directors on June 30, 2008, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Carlos E. Agüero	55	Chairman & Director
Dylan K. Remley	38	President and Chief Executive Officer

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified. Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Carlos E. Aguero  (Chairman and Director). Carlos E. Aguero founded us and has served as our Chairman and as director since September 2006. Mr. Aguero has spent the last twenty years involved in a variety of start-up and development phase companies and projects. Among his many ventures, he founded Metalico, Inc. (Amex: MEA), a ferrous and non-ferrous scrap metal recycling company in August of 1997 and has served as Metalico’s Chairman, President and Chief Executive Officer since that time.  From February 1988 to December 1996, he held the position of President, Chief Executive Officer and Director of Continental Waste Industries, Inc., a solid waste hauler and recycler, which he founded in February 1988 and helped guide through more than thirty acquisitions and mergers.  Continental commenced trading on the NASDAQ National Market in November of 1993 and was acquired by Republic Industries, Inc., in December of 1996.

Dylan K. Remley (President and Chief Executive Officer). Dylan K. Remley assisted in our founding in September 2006 and has served as our President and Chief Executive Officer since inception. From January 1999 until August 2006, Mr. Remley was the General Counsel, Vice-President Administration and a member of the Executive Management Committee of Heating Oil Partners, L.P., a publicly traded company listed on the Toronto Stock Exchange as Heating Oil Partners Income Fund (HIF.UN). Mr. Remley earned his B.A. from Trinity College, Hartford CT and his Juris Doctor from the New York University School of Law, New York, NY.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer (the “Named Executive Officer”). Except for the Named Executive Officer, none of our executive officers received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

Dylan Remley	2007	$225,000.36				$7,199.92	$232,200.28
President and CEO	2006	$73,557.80		$150,000		$2,353.82	$225,911.62
________________
(1) Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, Share Based Payment. For information regarding our valuation of option awards, see “Critical Accounting Policies — Stock-Based Expense.”

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our Named Executive Officer as of December 31, 2007.

2008 Equity Incentive Plan

On June 30, 2008, our Board of Directors and stockholders adopted the 2008 Stock Incentive Plan (the “2008 Plan”). The purpose of the 2008 Plan is to provide an incentive to attract and retain officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. It is currently anticipated that we will adopt a separate plan for our Board of Directors. Under the 2008 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The 2008 Plan will be administered by our Board of Directors until such time as such authority has been delegated to a committee of the Board of Directors. On the closing date of the Merger, certain of our executive officers were granted options to purchase common stock exercisable at $0.96 per share as follows:

Name	Shares	Vesting Schedule	Expiration
Dylan K. Remley	1,590,069	1/3 each year for three years	10 years from the date of grant

Director Compensation

Prior to the Merger, Beacon did not have compensation arrangements in place for members of its board of directors.

Prior to the Merger, Holdings did not compensate our directors for acting as such. In the future we may determine to compensate our directors with cash and/or equity awards. We currently reimburse our directors for reasonable expenses incurred in connection with their services as directors.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and principal financial officer, but have not done so to date due to our relatively small size.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

Certain Relationships and Related Transactions

We are a party to that certain Shared Services Agreement, dated as of November 6, 2006, with Metalico, Inc. pursuant to which Metalico, Inc. provides us with a variety of services including (i) offices, (ii) administrative personnel, (iii) financial, accounting and treasury functions, (iv) information technology platform, (v) human resources and (vi) operational support. We pay Metalico, Inc. a monthly fee for such services, as determined in good faith by us and Metalico, Inc. The agreement may be cancelled by Metalico at any time upon 180 days prior written notice. During the year ended December 31, 2007, we paid Metalico $123,300 under this agreement.

In January 2008, we invested approximately $411,000 in BDMR, Inc. (“BDMR”), a development stage company organized to invest in the solar installation market. At the time, Dylan Remley, Carlos Aguero and two consultants engaged by Beacon were stockholders, officers and directors of BDMR. In May 2008, BDMR abandoned the transaction it was pursuing and Beacon’s entire investment was returned to Beacon. BDMR is in the process of being dissolved.

Board Independence

We do not currently have any directors that qualify as “independent” directors, as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

Sales by Laurence

Laurence was incorporated in the State of Nevada in September 2007 and issued 9,300,000 shares of its common stock to Frederick L. Sliva, Laurence’s president and founder, upon incorporation in Nevada in exchange for all outstanding shares in a Massachusetts corporation then owned solely by Mr. Silva. These shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In October 2007, Laurence completed a private placement of 700,000 shares of its common stock to 39 investors, at a purchase price of $0.001 per share for an aggregate offering price of $700. These shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Sales by Beacon

From November 30, 2006 until January 23, 2007, Beacon sold, in the aggregate 474,600 shares of its common stock to 25 purchasers for an aggregate purchase price of $9,881,250.00. The offerings were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the offerings were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

From August 16, 2007 until September 14, 2007, Beacon sold, in the aggregate 172,386 shares of its common stock to 19 purchasers for an aggregate purchase price of $5,387,062.50. The offerings were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the offerings were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

From May 13, 2008 until June 27, 2008, Beacon sold, in the aggregate 107,642 shares of its common stock to 10 purchasers for an aggregate purchase price of $3,875,112. The offerings were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the offerings were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On May 15, 2008, Beacon sold convertible notes to 4 purchasers for an aggregate purchase price of $1,700,064. The notes, upon the consummation of the Merger converted into 47,224 shares of Beacon common stock. All of the lenders were accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC.

The transactions described above were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Description of Capital Stock

Authorized Capital Stock

We have authorized 75,000,000 shares of capital stock, par value $0.001 per share, of which 70,000,000 are shares of common stock and 5,000,000 are shares of preferred stock..

Capital Stock Issued and Outstanding

After giving effect to the Merger and the Split-Off our issued and outstanding securities, on a fully diluted basis, are as follows:

•	31,100,000 shares of our common stock; and

•	No shares of preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options

We have adopted a stock incentive plan, pursuant to which 3,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, and other service providers.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Voting Agreement

In connection with the sale of 13,889 (519,635 post-merger) and 41,667 (1,558,904 post-merger) shares of Beacon common stock, respectively, to Argentum Capital Partners, L.P. (“ACP”) and Argentum Capital Partners II, L.P. (“ACP II,” and together with ACP, the “Investors”), Beacon, the Investors, Metalico, Inc. (“Metalico”), Carlos E. Aguero (“Aguero”) and Dylan K. Remley (“Remley,” and together with Metalico and Aguero, the “Stockholders”) entered into a voting agreement (the “Voting Agreement”) on May 15, 2008, pursuant to which the Company granted the Investors the right to nominate one director so long as Beacon had five or fewer directors and the right to nominate two directors if Beacon had more than five directors. In addition, the Stockholders have agreed to vote their shares of common stock in favor of the Investors’ designee(s). To the extent that Beacon establishes any committees of the board, the Investors’ director nominee(s) shall have the right to serve on such committees so long as the Investors have the right to nominate directors under the Voting Agreement. This Voting Agreement will terminate if the Investors cease to hold, in the aggregate, 25% of the 55,556 (2,078,538 post-merger) shares purchased. We anticipate the Investors will appoint Walter Barandiaran as a director, a founder and managing partner of the Argentum Group.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our By-Laws are intended to strengthen the Board’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by the Board or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol LRAC.OB, but is not trading. We have notified the OTC Bulletin Board of our name change and will obtain a new symbol. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Corporation, 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 30, 2008, we dismissed Li & Company, PC (“Li”) as our independent accountants. Li had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Li is that, following the consummation of the Merger on June 30, 2008, (i) the former stockholders of Beacon owned a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Beacon. The independent registered public accountant of Beacon was the firm of Friedman LLP (“Friedman”). We believe that it is in our best interest to have Friedman continue to work with our business, and we therefore retained Friedman as our new principal independent registered accounting firm, effective as of June 30, 2008. Friedman is located at 100 Eagle Rock Avenue, Suite 200, East Hanover, NJ 07936. The decision to change accountants was approved by our board of directors on June 30, 2008.

The report of Li on our financial statements for the period from September 5, 2006 (inception) through March 31, 2008 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

From our inception through June 30, 2008, there were no disagreements with Li on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Li, would have caused it to make reference to the matter in connection with its reports.

From our inception through June 30, 2008, we did not consult Friedman regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to Li and requested that Li furnish us a letter addressed to the SEC as to whether Li agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Li’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Holdings’ sole officer and director immediately prior to the Merger resigned from all positions with the Company as of June 30, 2008, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2008, our board of directors approved the merger of Laurence with and into Holdings, for the purpose of changing our state of incorporation to Delaware from Nevada and changing our name from “Laurence Associates Consulting, Inc.” to “Beacon Energy Holdings, Inc.” On June 26, 2008, stockholders representing the requisite number of votes necessary to approve the merger and name change took action via written consent, approving such actions. On July 2, 2008, Laurence was merged with and into Beacon Energy Holdings, Inc., and each share of Laurence was exchanged for 1.6666666666 shares of Holdings, by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and filing Articles of Merger with the Secretary of State of the State of Nevada.

On June 30, 2008, our board of directors approved a change in our fiscal year to a fiscal year ending on December 31 from a fiscal year ending on June 30. By such change, we have adopted the fiscal year of Beacon, the acquirer in the Merger for accounting purposes, and, therefore, there will be no transition period in connection with this change of fiscal year-end. Our 2008 fiscal year will end on December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), Beacon’s audited financial statements for the fiscal year ended (i) December 31, 2007, (ii) the fiscal year ended December 31, 2006, and (iii) Beacon’s unaudited financial statements for the three-month interim periods ended March 31, 2008 and 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.4.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of June 30, 2008, by and among Beacon Energy Holdings, Inc., Beacon Energy Corp. and Beacon Acquisition Corp.

2.2	Certificate of Merger, dated June 30, 2008, merging Beacon Acquisition Corp. with and into Beacon Energy Corp., filed with the Secretary of State of the State of Delaware

3.1	Certificate of Incorporation

3.2	By-laws

10.1	Form of Directors and Officers Indemnification Agreement

10.2	Beacon Energy Holdings, Inc. 2008 Equity Incentive Plan

10.3	Form of 2008 Incentive Stock Option Agreement

10.4	Form of 2008 Non-Qualified Stock Option Agreement

10.5
Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations, dated as of June 30, 2008, between Beacon Energy Holdings, Inc. and Laurence Associates Consulting Holdings, Inc.

10.6	Stock Purchase Agreement, dated as of June 30, 2008 among Beacon Energy Holdings, Inc., Frederick L. Sliva, Arthur R. Lawson and Carol Lawson.

10.7	Asset Purchase Agreement, dated as of February 5, 2008 between Beacon Energy Corp. and Smithfield Bioenergy LLC

10.8	Shared Services Agreement, dated as of November 6, 2008 between Metalico, Inc. and Agrifuel Co.

10.9	Beacon Energy Corp. Voting Agreement, dated as of May 15, 2008 among Beacon Energy Corp., Metalico, Inc., Argentum Capital Partners, L.P. and Argentum Capital Partners II, L.P.

10.10	Limited Continuing Guaranty of Payment, dated as of February 25, 2008 by Beacon Energy Corp.

16.1	Letter from Li & Company, PC dated June 30, 2008

21.1	List of Subsidiaries

99.1	Beacon Energy Corp., financial statements for the fiscal year ended December 31, 2007

99.2	Beacon Energy Corp., financial statements for the fiscal year ended December 31, 2006

99.3	Beacon Energy Corp., unaudited financial statements for the three months ended March 31, 2008 and March 31, 2007

99.4
Pro forma unaudited consolidated financial statements as of March 31, 2008, for the three months ended March 31, 2008, the year ended December 31, 2007 and from September 5, 2006 (inception) to December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2008

BEACON ENERGY HOLDINGS, INC.

By:	/s/ Dylan K. Remley
Dylan K. Remley
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of June 30, 2008, by and among Beacon Energy Holdings, Inc., Beacon Energy Corp. and Beacon Acquisition Corp.

2.2	Certificate of Merger, dated June 30, 2008, merging Beacon Acquisition Corp. with and into Beacon Energy Corp., filed with the Secretary of State of the State of Delaware

3.1	Certificate of Incorporation

3.2	By-laws

10.1	Form of Directors and Officers Indemnification Agreement

10.2	Beacon Energy Holdings, Inc. 2008 Equity Incentive Plan

10.3	Form of 2008 Incentive Stock Option Agreement

10.4	Form of 2008 Non-Qualified Stock Option Agreement

10.5
Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations, dated as of June 30, 2008, between Beacon Energy Holdings, Inc. and Laurence Associates Consulting Holdings, Inc.

10.6	Stock Purchase Agreement, dated as of June 30, 2008 among Beacon Energy Holdings, Inc., Frederick L. Sliva, Arthur R. Lawson and Carol Lawson.

10.7	Asset Purchase Agreement, dated as of February 5, 2008 between Beacon Energy Corp. and Smithfield Bioenergy LLC

10.8	Shared Services Agreement, dated as of November 6, 2008 between Metalico, Inc. and Agrifuel Co.

10.9	Beacon Energy Corp. Voting Agreement, dated as of May 15, 2008 among Beacon Energy Corp., Metalico, Inc., Argentum Capital Partners, L.P. and Argentum Capital Partners II, L.P.

10.10	Limited Continuing Guaranty of Payment, dated as of February 25, 2008 by Beacon Energy Corp.

16.1	Letter from Li & Company, PC dated June 30, 2008

21.1	List of Subsidiaries

99.1	Beacon Energy Corp., financial statements for the fiscal year ended December 31, 2007

99.2	Beacon Energy Corp., financial statements for the fiscal year ended December 31, 2006

99.3	Beacon Energy Corp., unaudited financial statements for the three months ended March 31, 2008 and March 31, 2007

99.4
Pro forma unaudited consolidated financial statements as of March 31, 2008, for the three months ended March 31, 2008, the year ended December 31, 2007 and from September 5, 2006 (inception) to December 31, 2006